EXHIBIT 99.1

IFMI REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Board Declares Dividend of $0.05 per Share

Implements Expense Reduction Initiatives; Identifies Approximately $10 Million in Annual Cost Savings

Philadelphia and New York, November 8, 2011 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), an investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter and nine months ended September 30, 2011.

Adjusted operating loss was $4.3 million, or $0.27 per diluted share, for the three months ended September 30, 2011, as compared to adjusted operating income of $6.6 million, or $0.42 per diluted share, for the three months ended September 30, 2010. Adjusted operating income was $2.9 million, or $0.18 per diluted share, for the nine months ended September 30, 2011, as compared to $20.7 million, or $1.32 per diluted share, for the nine months ended September 30, 2010. Adjusted operating income / (loss) is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 3.

Throughout the third quarter, IFMI implemented significant initiatives designed to reduce expenses, streamline operations, and reduce risk and balance sheet positions. These initiatives included the elimination of duplicative costs arising from the PrinceRidge transaction, as well as net reductions in overall costs to address adverse market conditions. IFMI has eliminated 31 positions and reduced compensation and benefits for certain of the remaining staff. Additional cost savings were generated by subleasing and terminating duplicative leases, lowering subscription costs, and other measures. These efforts are expected to generate in excess of $10 million in annual cost savings. In the third quarter, IFMI incurred costs of $1.8 million related to these initiatives, which included employee severance and termination payments of $1.2 million, lease termination costs of $0.5 million, and other contract termination costs of $0.1 million. These expenses were included as a component of operating expenses for the three months ended September 30, 2011.

“Our entire industry has been impacted by difficult market conditions that have persisted throughout 2011, and that we expect to continue in the near-term. Our results this quarter were negatively affected by the continued deterioration of trading volumes within the fixed income market,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “While IFMI’s balance sheet remains healthy, we are glad that we have taken steps to adjust to the current business environment, and believe we have made real progress in reducing our fixed expenses and overhead and preserving our franchise. These initiatives will help to ensure that we preserve our capital and are in the best possible position to take advantage of eventual market improvement.”

Although the current-year periods include revenue from the PrinceRidge Holdings LP and JVB Financial Holdings, LLC consolidated subsidiaries, which were acquired in 2011, the extreme weakness in the current capital markets more than offset the impact of these acquisitions. Revenue was $20.9 million for the three months ended September 30, 2011, as compared to $23.1 million for the three months ended September 30, 2010. The third quarter year-over-year decrease was also the result of a reduction in gains on principal transactions of $2.1 million. In the third quarter of 2010, IFMI recognized gains on its investment in the first Strategos Deep Value fund of $2.1 million; that fund was substantially liquidated in 2010. Revenue was $76.6 million for the nine months ended September 30, 2011, as compared to $100.6 million for the nine months ended September 30, 2010. The year-over-year decrease is also due to a reduction in gains on principal transactions of $22.3 million and a reduction in asset management revenue of $2.5 million, offset by a net increase of net trading and new issue revenue of $0.8 million. In the nine months ended

September 30, 2010, IFMI recognized gains on its investment in the first Strategos Deep Value Fund of $4.5 million, and on its investment in Star Asia of $13.4 million, versus comparable current year losses of $0.0 million and $1.1 million, respectively.

Net loss attributable to IFMI was $4.0 million, or $0.38 per diluted share, for the three months ended September 30, 2011, and $7.0 million, or $0.65 per diluted share, for the nine months ended September 30, 2011, as compared to net income of $0.0 million, or $0.00 per diluted share, for the three months ended September 30, 2010 and $5.0 million, or $0.48 per diluted share, for the nine months ended September 30, 2010.

Total Equity and Dividend Declaration

•	At September 30, 2011, total equity was $81.8 million, as compared to $89.5 million as of December 31, 2010.

•	The Company’s Board of Directors has declared a dividend of $0.05 per share. The dividend will be payable on December 6, 2011 to stockholders of record on November 22, 2011.

Other Material Events

Exchange Offer. As announced on July 20, 2011, the Company completed its exchange offer for its outstanding 7.625% Contingent Convertible Senior Notes due 2027 (the “Old Notes”). At the commencement of the exchange offer, IFMI had $19.5 million principal amount of the Old Notes outstanding. Pursuant to the exchange offer, $7.6 million aggregate principal amount of the Old Notes were tendered for exchange, representing approximately 39% of the principal amount of the Old Notes outstanding. IFMI issued $7.6 million aggregate principal amount of a new series of 10.50% Contingent Convertible Senior Notes due 2027 in exchange for the $7.6 million aggregate principal amount of the Old Notes that were tendered. A total of $11.9 million principal amount of Old Notes remained outstanding after the exchange offer was completed. The purpose of the exchange offer was to improve IFMI’s financial flexibility by extending the first date at which holders can require IFMI to repurchase the notes from May 15, 2012 to May 15, 2014.

Privately Negotiated Exchange. In October 2011, the Company completed a privately negotiated exchange of $0.5 million in aggregate principal balance of Old Notes. The terms of this exchange were identical to those offered in the exchange offer. A total of $11.4 million principal amount of Old Notes are currently outstanding.

Share Repurchase On August 17, 2011, the Company repurchased 647,701 shares (the “Shares”) of its common stock, par value $0.001 per share, from an unrelated third-party in a privately negotiated transaction. The aggregate purchase price was $1,457,327.25, which represents a per share price of $2.25. The Company repurchased the Shares using cash on hand.

Conference Call

Management will hold a conference call this morning at 10:00 AM EST to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 25005676, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 25005676.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products, operating primarily through IFMI’s subsidiaries PrinceRidge Holdings LP and JVB Financial Holdings, LLC.

The Asset Management segment manages assets through listed and private companies, funds, managed accounts, and collateralized debt obligations. As of September 30, 2011, IFMI managed approximately $8.5 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.ifmi.com.

Note 1: Adjusted operating income / (loss) and adjusted operating income / (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, and (h) a potential Ownership Change under Section 382 of the Internal Revenue Code. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	09/30/11	09/30/10	09/30/11	09/30/10
Revenues

Net trading	$14,008	$14,025	$57,522	$56,483
Asset management	5,296	6,036	16,521	19,050
New issue and advisory	705	30	1,945	2,103
Principal transactions and other income	869	3,013	661	23,012

Total revenues	20,878	23,104	76,649	100,648

Operating expenses

Compensation and benefits	19,399	13,787	62,820	64,190
Business development, occupancy, equipment	1,942	1,392	5,216	4,113
Subscriptions, clearing, and execution	3,500	3,354	9,042	6,562
Professional services and other operating	3,237	4,494	12,389	13,481
Depreciation and amortization	612	628	1,585	1,899
Impairment of goodwill	—	5,607	—	5,607

Total operating expenses	28,690	29,262	91,052	95,852

Operating income / (loss)	(7,812)	(6,158)	(14,403)	4,796

Non-operating income (expense)

Interest expense, net	(1,282)	(2,345)	(4,211)	(6,167)
Gain / (loss) on repurchase of debt	—	1,632	—	2,518
Gain on sale of management contracts	—	—	—	971
Income / (loss) from equity method affiliates	838	6,112	5,368	6,004

Income / (loss) before income taxes	(8,256)	(759)	(13,246)	8,122
Income tax expense / (benefit)	(571)	(622)	(917)	501

Net income / (loss)	(7,685)	(137)	(12,329)	7,621
Less: noncontrolling interest	(3,640)	(138)	(5,288)	2,645

Net income / (loss) attributable to IFMI	$(4,045)	$1	$(7,041)	$4,976

INSTITUTIONAL FINANCIAL MARKETS, INC.

EPS AND ADJUSTED OPERATING INCOME CALCULATION

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	09/30/11	09/30/10	09/30/11	09/30/10
Earnings per share
Basic
Net income / (loss) attributable to IFMI	$(4,045)	$1	$(7,041)	$4,976
Basic shares outstanding	10,595	10,428	10,772	10,392

Net income / (loss) attributable to IFMI per share	$(0.38)	$0.00	$(0.65)	$0.48

Fully Diluted
Net income / (loss) attributable to IFMI	$(4,045)	$1	$(7,041)	$4,976
Add: Net income / (loss) attributable to the noncontrolling interest	(3,640)	(138)	(5,288)	2,645
Add: Net loss attributable to the non controlling interest that is not convertible	1,335	—	1,388	—
Add / (deduct): Additional tax benefit / (expense) if converted	247	139	440	(104)

Enterprise net income (loss)	$(6,103)	$2	$(10,501)	$7,517

Basic shares outstanding	10,595	10,428	10,772	10,392
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,258	5,284	5,275	5,284

Fully diluted shares outstanding	15,853	15,712	16,047	15,676

Fully diluted net income / (loss) per share	$(0.38)	$0.00	$(0.65)	$0.48

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculation of per share amounts

Operating income / (loss)	$(7,812)	$(6,158)	$(14,403)	$4,796
Deduct: Net loss attributable non controlling interest that is not convertible	1,335	—	1,388	—
One time compensation charge related to former CEO of capital markets segment	—	—	3,000	—
Depreciation and amortization	612	628	1,585	1,899
Impairment of goodwill	—	5,607	—	5,607
Share-based compensation	1,543	593	6,969	2,414
IFMI share of incentive fees included in income from equity method affiliates	—	5,965	4,359	5,965

Adjusted operating income / (loss)	$(4,322)	$6,635	$2,898	$20,681

Fully diluted net income / (loss) per share	15,853	15,712	16,047	15,676

Adjusted operating income / (loss) per share	$(0.27)	$0.42	$0.18	$1.32

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2011 (unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$25,633	$43,946
Restricted cash	891	3,714
Receivables from brokers, dealers, and clearing agencies	38,434	793
Due from related parties	395	966
Other receivables	4,999	6,033
Investments-trading	136,564	189,015
Other investments, at fair value	44,601	46,551
Receivables under resale agreements	39,189	—
Goodwill	11,176	3,231
Other assets	19,158	12,498

Total assets	$321,040	$306,747

Liabilities

Payables to brokers, dealers, and clearing agencies	$39,779	$45,469
Due to related parties	7	34
Accounts payable and other liabilities	16,136	13,165
Accrued compensation	10,905	17,358
Trading securities sold, not yet purchased	66,937	17,820
Securities sold under agreements to repurchase	42,761	69,816
Deferred income taxes	7,819	8,889
Debt	40,784	44,688

Total liabilities	225,128	217,239

Temporary Equity:
Redeemable non-controlling interest	14,138	—

Permanent Equity:
Equity
Series B voting non convertible preferred stock	5	5
Common stock	10	10
Additional paid-in capital	62,793	58,954
Accumulated other comprehensive loss	(564)	(665)
Retained earnings	(2,262)	6,382
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total IFMI stockholders’ equity	59,654	64,358
Non-controlling interest	22,120	25,150

Total equity	81,774	89,508

Total liabilities and equity	$321,040	$306,747

Non-GAAP Measures

Adjusted operating income / (loss) and Adjusted operating income / (loss) per diluted share

Adjusted operating income / (loss) is not a financial measure recognized by GAAP. Adjusted operating income / (loss) represents operating income, computed in accordance with GAAP, before a one-time cash compensation charge related to the former CEO of the Capital Markets segment, depreciation and amortization, impairments of intangible assets, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income plus the Company’s share of any incentive fees earned included in income from equity method affiliates. The one-time cash compensation charge related to the former CEO of the Capital Markets segment is excluded due to the non-recurring nature of the expense. Depreciation, amortization, impairments, and share based compensation expenses that have been excluded from adjusted operating income / (loss) are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income / (loss). Adjusted operating income / (loss) per diluted share is calculated, by dividing adjusted operating income / (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income / (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income / (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash and recurring impact on our current operating performance. In addition, our management uses adjusted operating income / (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income / (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income / (loss) should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income / (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com